Exhibit 16.1

PricewaterhouseCoopers LLP 225 South Sixth Street Suite 1400 Minneapolis MN 55402 Telephone (612) 596 6000 Facsimile (612) 373 7160 www.pwc.com

June 6, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Universal Hospital Services, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Universal Hospital Services, Inc. dated May 31, 2007. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/PricewaterhouseCoopers LLP/